SECURITIES AND EXCHANGE COMMISSION
WASHINGTO, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2006

BERMAN CENTER, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19562	58-1865733
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 East Ontario, Suite 800, Chicago Illinois	60611
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(312) 255-8088

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 27, 2006, Berman Center, Inc. (the “Company”) determined to discontinue the medical treatment portion of its practice, including bioidentical hormone therapy, effective immediately and to permanently close its Naperville, Illinois office, which principally practiced hormone therapy. The medical services that are being discontinued include medical treatments related to hormonal management, physical sexual functions, menopausal symptoms relief, nerve function, physical sensory impairment, and genital blood flow abnormalities.

The Company decided to discontinue the medical services portion of its business to shift the focus of its clinic to talk therapy and individual and couples therapy retreats. Future inquiries to the Company for medical treatment will be referred out to a network of physicians. For the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, the medical services that are being discontinued accounted for a majority of the Company’s clinic revenues.

In addition, the Company determined to scale back its Sexual Health State of the Art Series continuing medical education course events co-sponsored by Northwestern University’s Feinberg School of Medicine to one annual event, based upon decreased attendance after increasing the program to three events per year.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006	BERMAN CENTER, INC.

	By:	/s/ Samuel P. Chapman
Name Samuel P. Chapman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2006).